CERTIFICATE

Natixis Cash Management Trust

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust III

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Hansberger International Series

Gateway Trust

(the “Trusts”)

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on February 29, 2008:

VOTED:	that the blanket bond issued by National Union Fire Insurance Company providing fidelity bond protection of $38,000,000 for the series of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Hansberger International Series (the “Trusts”) is hereby renewed and approved as being reasonable in form and amount, and that the Trusts’ participation in the bond with the other named insureds is hereby approved for the period December 15, 2007 to December 15, 2008.

AEW Real Estate Fund	$372
CGM Advisor Targeted Equity Fund	2,137
Hansberger International Fund	445
Harris Associates Focused Value Fund	356
Harris Associates Large Cap Value Fund	561
Natixis Cash Management Trust - Money Market Series	596
Natixis Income Diversified Portfolio	312
Natixis Moderate Diversified Portfolio	187
Natixis U.S. Diversified Portfolio	1,450
Loomis Sayles Core Plus Bond Fund	385
Loomis Sayles Massachusetts Tax Free Income Fund	163
Vaughan Nelson Small Cap Value Fund	363
Westpeak 130/30 Growth Fund	117
Loomis Sayles Bond Fund	39,509
Loomis Sayles Fixed Income Fund	1,457
Loomis Sayles Global Bond Fund	5,090
Loomis Sayles Global Markets Fund	741
Loomis Sayles Growth Fund	1,085
Loomis Sayles High Income Fund	103
Loomis Sayles High Income Opportunities Fund	200
Loomis Sayles Inflation Protected Securities Fund	34
Loomis Sayles Institutional High Income Fund	492
Loomis Sayles Intermediate Duration Fixed Income Fund	84

Loomis Sayles Investment Grade Bond Fund	7,150
Loomis Sayles Investment Grade Fixed Income Fund	638
Loomis Sayles Limited Term Government and Agency Fund	297
Loomis Sayles Mid Cap Growth Fund	160
Loomis Sayles Municipal Income Fund	204
Loomis Sayles Research Fund	76
Loomis Sayles Securitized Asset Fund	1,384
Loomis Sayles Small Cap Growth Fund	143
Loomis Sayles Small Cap Value Fund	2,494
Loomis Sayles Strategic Income Fund	28,476
Loomis Sayles Tax-Managed Equity Fund	16
Loomis Sayles Value Fund	759
HIS- International Core Fund	182
HIS- Emerging Markets Fund	528
HIS- International Value Fund	774
HIS- International Growth Fund	2,194
Gateway Fund	8,505

TOTAL	$110,216

/s/ Paula Gilligan
Paula Gilligan
Assistant Secretary